UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 1, 2006
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained .
Section 5 — Corporate Governance
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Effective August 1, 2006, CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE:CNR, AMEX:CNR) appointed Mr. Vincent McDonnell as President of the Company, succeeding Dr. David Robson, who will remain Chairman of the Board and Chief Executive Officer and Mr. Jeffrey Wilkins as its new Chief Financial Officer, replacing Mr. Richard Battey who will remain as an independent consultant for a three month period assisting the Company with the proposed spin-out of Tethys Petroleum Investments Limited.
Mr. McDonnell has served as the Company’s Chief Operating Officer since May 6, 2005 and prior to that he was the Company’s Chief Financial Officer since September 23, 2002. Mr. McDonnell has also held the position as the Company’s Chief Commercial Officer since April 2001.
There have been no changes to Mr. McDonnell’s Employment Agreement following his appointment as President of the Company.
Mr. Wilkins has served as the Company’s Financial Controller from April 2001 until his appointment as the Company’s Chief Financial Officer. Prior to his appointment as the Company’s Financial Controller, he held various European finance positions for Fisher-Rosemount, part of Emerson Electric Company between 1995 and 1999 and then up to joining CanArgo was European Financial Accountant for Dialog, a business of The Thomson Corporation. Mr. Wilkins is 43 years old, a Chartered Management Accountant with a joint degree in Economics and Politics from the University of Bath.
Mr. Wilkins is currently employed by the Company through a Consultancy Agreement between the Company and Jeffrey Wilkins Associates Limited. A new Employment Agreement is currently being put in place between the Company and Mr. Wilkins which will supersede this Consultancy Agreement and pursuant to which he will be entitled to receive a base salary of £120,000 per year and the Company will make a monthly contribution of 9% of base salary to Mr. Wilkins’s pension requirements. The Agreement does not contain any contractual bonus provisions although Mr. Wilkins will be eligible for bonuses at the discretion of the Compensation Committee (or failing that the Company’s Board of Directors). Mr. Wilkins will further be provided with life assurance with death cover of four times his base salary (excluding any bonus), permanent health insurance and comprehensive BUPA Travel Insurance. The Agreement contains customary confidentiality provisions. The Agreement does not contain any “gross-up” provisions for “excess parachute” payments, severance provisions or provisions requiring Mr. Wilkins’s nomination to the Board of the Company.

Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure
A copy of CanArgo’s press release announcing Mr. McDonnell’s and Mr. Wilkins’ appointments as President and Chief Financial Officer, respectively, is being furnished as Exhibit 99.1.
The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
          (d)     Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated July 31, 2006 issued by CanArgo Energy Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: August 7, 2006	By:	/s/ Liz Landles
Liz Landles, Corporate Secretary